CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses, dated May 1, 2010, of Long/Short Commodities Strategy Fund, Managed Futures Strategy Fund, Multi-Hedge Strategies Fund, and Commodities Strategy Fund (A, C, H, and I Classes) and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, dated May 1, 2010, of Long/Short Commodities Strategy Fund, Managed Futures Strategy Fund, Multi-Hedge Strategies Fund, Commodities Strategy Fund and Global Market Neutral Fund, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 98 to File No. 033-59692; Amendment No. 96 to File No. 811-07584) of Rydex Series Funds of our reports dated February 26, 2010 on the financial statements and financial highlights of the Long/Short Commodities Strategy Fund, Managed Futures Strategy Fund, Multi-Hedge Strategies Fund, and Commodities Strategy Fund, and May 28, 2009 on the financial statements and financial highlights of the Global Market Neutral Fund, included in the 2009 Annual Reports to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia
April 26, 2010